EXHIBIT 3.1/A

                              ARTICLES OF AMENDMENT



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                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                              FAYBER GROUP, INC.


         The undersigned Incorporator of Fayber Group, Inc., a Nevada corporation (the "Corporation") do hereby certify that:

         1) No shares of the Corporation were issued and outstanding and entitled to vote on an amendment to the Articles of Incorporation at the date of adoption.

         2) The Company was incorporated in Nevada on April 17, 1999.

         3) ARTICLE FOUR of the Corporation's Articles of Incorporation is amended to read as follows:

                 "The total authorized capital stock of the corporation is 75,000,000 shares of common stock with a par value of $.0001 and 25,000,000 shares of preferred stock $.0001 par value, the classes, rights, and privileges of which may be set by the Board of Directors from time to time."

         The  undersigned   constitute  at  least  two-thirds  of  the  original
incorporator.

         Dated: April 20th, 2000

                                                  INCORPORATOR




                                                  /s/M.A. Littman
                                                  ---------------
                                                  M. A. Littman